Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Hudson Highland Group, Inc.

New York, New York

We hereby consent to the incorporation by reference in the Prospectus constituting a part of the Registration Statement on Form S-8 filed April 1, 2003, of our reports dated June 24, 2004, relating to the consolidated financial statements and supplemental schedule of Hudson Highland Group, Inc. 401(k) Savings Plan (the “Plan”) appearing in the Plan’s Annual Report on Form 11-K for the year ended December 31, 2003.

/s/ BDO Seidman, LLP
New York, New York
June 24, 2004